Exhibit 32.1

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-
OXLEY ACT OF 2002

In connection with the Annual Report of AFP Imaging Corporation (the “Company”) on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, David Vozick, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/       David Vozick

David Vozick,
Chairman of the Board
Co-Principal Executive Officer
October 14, 2008

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